As filed with the Securities and Exchange Commission on March 17, 2009
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

INVENTIV HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2181734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vantage Court North
200 Cottontail Lane
Somerset, New Jersey 08873
(800) 416-0555
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
______________
Blane Walter
Chief Executive Officer
InVentiv Health, Inc.
Vantage Court North
200 Cottontail Lane
Somerset, New Jersey 08873
(800) 416-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kenneth G. Alberstadt, Esq.
Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
Phone: (212) 880-3800
Fax: (212) 880-8965
______________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑                                                              Accelerated filer ☐    Non-accelerated filer ☐                                                              Smaller reporting company ☐
                                                       (Do not check if a smaller reporting company)

______________

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class	Amount to be	offering price	aggregate offering	Amount of
of securities to be registered	registered (1)	per share (2)	price (1) (2)	registration fee(3)
Common Stock, par value $0.001 per share	$50,000,000		$50,000,000	$2,790
(1)
An indeterminate number of shares of common stock are being registered hereunder, but in no event will the aggregate offering price of all common stock issued from time to time pursuant to this registration statement exceed $50,000,000. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum offering price per share of common stock will be determined from time to time by the Registrant in connection with the issuance by the Registration of the common stock registered pursuant to this registration statement.

(3)	The registration fee was calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2009

Prospectus

inVentiv Health, Inc.

$50,000,000

Common Stock
______________

We may from time to time offer to sell shares of our common stock.  We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
______________

Our common stock is listed on the Nasdaq Global Select Market under the symbol "VTIV". The last reported sale price of our common stock on March 12, 2009 was $7.77 per share. We will make application to list any shares of common stock sold pursuant to a supplement to this prospectus on the Nasdaq Global Select Market.
______________

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospecetus is March 17, 2009

About this Prospectus

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell up to $50,000,000 of our common stock from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities being sold. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information; Incorporation By Reference.”

The Company

We are a leading provider of value-added services to the pharmaceutical, life sciences and healthcare industries. We support a broad range of clinical development, communications and commercialization activities that are critical to our customers' ability to complete the development of new drug products and medical devices and successfully commercialize them.  In addition, we provide medical cost containment services to payors in our patient outcomes business.  Our goal is to assist our customers in meeting their objectives by providing our services in each of our operational areas on a flexible and cost-effective basis. We provide services to over 350 client organizations, including all top 20 global pharmaceutical companies, numerous emerging and specialty biotechnology companies and payors.

Our service offerings reflect the changing needs of our clients as their products move through the late-stage development and regulatory approval processes and into product launch and then throughout the product lifecycle. We have established expertise and leadership in providing the services our clients require at each of these stages of product development and commercialization and seek to address their outsourced service needs on a comprehensive basis throughout the product life cycle.

Our principal executive offices are located at 200 Cottontail Lane Vantage Court North; Somerset, New Jersey 08873 and our telephone number is (800) 416-0555. We were incorporated in Delaware in 1999 and became a public reporting company in connection with a spin-off from a predecessor in the same year.

When used in this prospectus and any prospectus supplement, the terms "inVentiv", "we", "our", and "us" refer to inVentiv Health, Inc. and its subsidiaries.

Risk Factors

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in InVentiv described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, each filed with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent that a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

Disclosure Regarding Forward-Looking Statements

This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding:

•	our business strategy, outlook, objectives, plans, intentions and goals;
•	our estimates regarding our liquidity, capital expenditures and sources of both, and our ability to fund our operations and planned capital expenditures for the foreseeable future;
•
our belief that our growth and success will depend on our ability to continue to enhance the quality of our existing services, introduce new services on a timely and cost-effective basis, integrate new services with existing services, increase penetration with existing customers, recruit, motivate and retain qualified personnel and economically train existing sales representatives and recruit new sales representatives;

•	our expectations regarding our pursuit of additional debt or equity sources to finance our internal growth initiatives or acquisitions;
•	our belief that there are ample opportunities for cross-selling to our existing clients;
•
our anticipation that it will be necessary to continue to select, invest in and develop new and enhanced technology and end-user databases on a timely basis in the future in order to maintain our competitiveness;

•	our expectations regarding the impact of our acquisitions, joint ventures and partnerships;
•	our expectations regarding the impact of the adoption of certain accounting standards;
•	our expectations regarding the potential impact of pending litigation; and
•	our expectations regarding the liquidation of the Columbia Strategic Cash Portfolio.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	the potential impact of a recessionary environment on our customers and business;
•	our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations;
•
our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital under our credit agreement or from other sources of debt or equity financing to fund our operations;

•	the impact of any default by any of our credit providers or swap counterparties;
•	our ability to accurately forecast costs to be incurred in providing services under fixed price contracts, including with respect to the leasing costs for our fleet vehicles and related fuel costs;
•	the possibility that customer agreements will be terminated or not renewed;
•	our ability to grow our existing client relationships, obtain new clients and cross-sell our services;
•	our ability to successfully operate new lines of business;
•	our ability to manage our infrastructure and resources to support our growth;
•	our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations;
•	any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software;
•	the potential impact of government regulation on us and on our clients base;
•	our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws;
•	our ability to recruit, motivate and retain qualified personnel, including sales representatives and clinical staff;
•	our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance;
•	the actual impact of the adoption of certain accounting standards;
•	the actual outcome of pending litigation;
•	any potential impairment of intangible assets;
•	changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; and
•
our ability to determine the actual time at which the liquidation of our Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.

Use of Proceeds

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities sold by us under this prospectus will be used for general working capital purposes.

Plan of Distribution

We may sell shares of our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters;
•	the purchase price of the shares of our common stock and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares of our common stock from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the shares of our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the shares of our common stock for their own account and may resell the shares of our common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase shares of our common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer shares of our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares of our common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell shares of our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of shares of our common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in shares of our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Description of Capital Stock

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. The following description summarizes information about our common stock. You can obtain more information about our common stock by reviewing our certificate of incorporation and by-laws, as well as the Delaware General Corporation Law.

Shares Outstanding; Listing. As of March 12 2009, we had 33,366,643 shares of common stock outstanding. No other shares of any class of capital stock were issued and outstanding as of March 12, 2009. In addition, we have reserved (1) 1,992,396 shares of common stock issuable upon exercise of outstanding equity grants under our 2006 Stock Incentive Plan and (2) 147,856 shares of common stock that may be issued in connection with awards granted in the future under our 2006 Stock Incentive Plan.  Our common stock is listed on The Nasdaq Global Select Market under the symbol “VTIV.”

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights in the election of directors. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Each share of common stock is entitled to receive dividends if, as and when declared by the board of directors out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we may issue in the future.

Liquidation Rights. In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, holders of our common stock are entitled to receive ratably all of our assets available in the distribution of assets to the stockholders.

Other Provisions. There are no conversion rights or preemptive or subscription rights to subscribe for any additional securities which we may issue. There are no redemption provisions or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

The rights and preferences of holders of our common stock are subject to the rights of any series of preferred stock which we may issue in the future. Our board of directors is authorized by our certificate of incorporation to provide for the issuance of shares of preferred stock, in one or more series, to establish or modify the number of shares to be included in each series, to fix or modify the designation, rights, preferences, privileges and restrictions of the shares of each series and to increase or decrease the number of shares of any series of preferred stock, all without any further vote or action by our stockholders. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. As of March 17, 2009, there were no shares of our preferred stock outstanding.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock. Under some circumstances, control of our company could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-laws

Certain provisions of Delaware law and our certificate of incorporation and by-laws, summarized below, may discourage, delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by our stockholders.

Section 203 of the Delaware General Corporation Law limits the ability of an "interested stockholder" to effect various business combinations with a publicly held Delaware corporation for a three-year period following the time that a stockholder became an interested stockholder unless, subject to exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes a merger, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of our voting stock, or any affiliate and associate of ours who, within the three years prior, did own 15% or more of our voting stock, and the affiliates and associates of such person. In general, an interested stockholder may engage in a business combination transaction with us within the three-year period only if:

•	our board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock in the transaction in which it became an interested stockholder; or

•
our board of directors approved and the holders of two-thirds of the outstanding voting shares held by all disinterested stockholders authorized the transaction at an annual or special meeting of the stockholders.

These provisions may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders.

Our certificate of incorporation provides that our board of directors may issue shares of our authorized but unissued common stock and preferred stock without stockholder approval. We will not solicit approval of our stockholders unless our board of directors believes that approval is advisable or is required by The Nasdaq Marketplace Rules or Delaware law. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions or employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Our by-laws provide that special meetings of stockholders may be called by the board of directors or by stockholders holding together at least a majority of all shares of the company entitled to vote at the meeting. Our by-laws provide that stockholders must follow an advance notification procedure for certain stockholder nominations of candidates for the board of directors and for certain other stockholder business to be conducted at an annual meeting or special meeting.

Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees and agents of a Delaware corporation. Our by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our certificate of incorporation also limits the liability of our directors for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability:

•	for any breach of the director's duty of loyalty to the company or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which the director derived improper personal benefit.

In addition, we maintain and pay premiums on an insurance policy on behalf of certain directors, officers, affiliates, partners and employees covering losses from certain claims.

Transfer Agent

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

Legal Matters

Certain legal matters relating to the offering will be passed upon for us by Akerman Senterfitt LLP, New York, New York.

Experts

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the InVentiv Health, Inc. Annual Report on Form 10-K and the effectiveness of InVentiv Health, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information; Incorporation By Reference

We file annual, quarterly and special reports with the Commission. Our Commission filings are available over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any document we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.

We incorporate by reference into this prospectus the following documents filed by us with the Commission, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, each of which should be considered an important part of this prospectus supplement:

Commission Filing (File No. 000-30318)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2008
Current Reports on Form 8-K	February 3, 2009 and February 26, 1999
Description of our common stock contained in the Registration Statement on Form 10-12G and any amendment or report filed for the purpose of updating such description	June 28, 1999, August 10, 1999, September 1, 1999, September 21, 1999 and September 22, 1999
All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934	After the date of this prospectus

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number:

InVentiv Health, Inc.
Vantage Court North
200 Cottontail Lane
Somerset, NJ 08873
Phone: (800) 416-0555

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this prospectus and any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, all of which are to be paid by us, in connection with the sale and distribution of the securities being registered:

Commission Registration Fee	$ 2,790
Legal Fees and Expenses	15,000	*
Accounting Fees and Expenses	15,000	*
Printing Expenses	0	*
Miscellaneous	5,000	*
Total	$37,790	*

* Estimated.

Item 15. Indemnification of Directors and Officers.

The following paragraphs summarize certain indemnification provisions of the Company's articles of incorporation, By-Laws and the Delaware General Corporation Law ("DGCL").

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

As permitted by the Delaware General Corporation Law, InVentiv's certificate of incorporation also limits the liability of directors of InVentiv for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability: for any breach of the director's duty of loyalty to InVentiv or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or for any transaction for which the director derived improper personal benefit.

The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission. The limitation of liability applies only to the acts or omission of directors as directors and does not apply to any such act or omission as an officer of InVentiv or to any liabilities imposed under federal securities law.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

                                                         II- 1

Item 16. Exhibits

Exhibit No.	Description
4.1
Specimen form of certificate representing the Registrant’s common stock (filed as Exhibit 4.1 to the Registrant’s Form 10 filed with the Securities and Exchange Commission under the Securities Act of 1934, as amended)

5.1	Opinion of Akerman Senterfitt LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain directors and officers of InVentiv (set forth on the signature page of this registration statement)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 17th day of March, 2009.

            INVENTIV HEALTH, INC

             By:
        /s/ Blane Walter
            Blane Walter
                                                                                                   Chief Executive Officer

Each person whose signature appears below constitutes and appoints Blane Walter and David S. Bassin and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 17th day of March, 2009.

Signature	Title	Date

/s/ Eran Broshy	Executive Chairman of the Board of Directors	March 17, 2009
Eran Broshy

/s/ Blane Walter	Chief Executive Officer	March 17, 2009
Blane Walter	(Principal Executive Officer and Director)

/s/ David S. Bassin	Chief Financial Officer	March 17, 2009
David S. Bassin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Terrell G. Herring	President and COO (Director)	March 17, 2009
Terrell G. Herring

/s/ Mark E. Jennings	Director	March 17, 2009
Mark E. Jennings

/s/ Per G. H. Lofberg	Director	March 17, 2009
Per G.H. Lofberg

/s/ A. Clayton Perfall	Director	March 17, 2009
A. Clayton Perfall

/s/ Dr. Craig Saxton	Director	March 17, 2009
Dr. Craig Saxton

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